Exhibit 99.1

ASHFORD HOSPITALITY TRUST, INC.
2012 3rd Quarter Earnings Conference Call
Questions & Answers Transcript
November 1, 2012, 10:00 a.m.Central Time

Participant 1:
Hey, good morning guys. Congratulations on a really solid quarter here. Just a quick question with regard to the dividend. I’m wondering if you can give us some color on how the Board is going to think about the dividend heading into 2013. It looks like you guys have some solid, you know, FFO and, you know, and potentially (inaudible) coverage depending on how your capex (inaudible) out next year. How is the Board going to think about the dividend in terms of a potential raise? Is it going to be based on AFFO and cash flow, or is it going to be focused more on taxable income, and, you know, potential uses of the cash, aside from returning it to shareholders? Thanks.

Monty Bennett:
Sure, Ryan. This is Monty. Let me try to give you a little color, at least kind of how we’re thinking about it as well. As you know, in our December Board meeting is when we all get together and we set guidance for our upcoming—dividend policy for the upcoming year. And last year I think we were at $0.40 for the year, and this year we’re at $0.44 instead. We’re not constrained in any way by taxable income, and so we’ve got flexibility on the dividend. So there’s kind of one marker in regards to it. Because of the amortization in our loans, and because our Highland pool is a cash trap—the other’s a cash trap—while the properties are performing well, a lot of our excess cash goes to pay down our existing debt. And that is materially deleveraging us over time, which a number of our investors, you know, like to hear.

So on one hand we’ve got our profitability, GAAP-based or FFO-based, which is very strong and attractive. On the other hand, cash flow is not as strong as it could be, because the money’s going to pay down debt, which you could kind of count that in cash flow, or not. And so those are kind of the bookends of what we’re looking at. So, you know, there’s no appetite to do anything besides keeping it or raising it, but I would imagine that if it is a raise, it would be a modest raise, because the Board and the management team just don’t want to get ahead of ourselves too much on just pure raw cash flow. So I think that’s our thoughts for now.

Participant 1:
Monty, that’s helpful, and makes a lot of sense. But I mean, I guess, just to pry a little bit—can you help me understand, you know, are there specific metrics that the Board looks at, to understand where you’re comfortable, whether it’s a percentage of, you know, cash available for distribution after, you know, after those debt amortizations, et cetera, that they’re comfortable paying out? Or is there something else that they’re really looking at to get—so we can understand, you know, if those metrics outperform, that we might be able to see a potential for some changes?

Monty Bennett:
You know, we haven’t even talked about that with the Board this year, so I haven’t—what I’m relaying to you is kind of just what I’ve, you know, gathered from our Board meetings, but not strictly related to the dividend. But what they will be looking at is cash flow, total cash flow, total cash flow without, you know, paying down the debt and amortizing, and then it’s FFO and AFFO, and CAD, and on and on. So, I wish I could give you more color on that, but I’d just be stepping out ahead of myself. It’s going to be—those metrics we’re going to look at in deciding what to do next year.

Participant 1:
Okay, that’s helpful. And then just the second question I had is, without providing any guidance, because I know you guys just hate that G-word, can you just give us some color on, you know, if you’re seeing any changes in trends over the past month or so, and heading into 4Q and 2013, that would make you want to adjust how you’re, you know, operating your properties, to take a more cautious approach to energy revenue management, or managing your properties from a, you know, staffing standpoint.

Monty Bennett:
Sure. We—you’re right we don’t give guidance, but we will talk about the industry. And the industry still seems to be hanging in there quite well. We don’t see any signs why the industry is going to do anything but to continue to move up, and demand to continue to move up, and we all know that the net new supply is pretty modest. So, you know, we continue to remain optimistic.

You know, the question mark that everyone has is the so-called fiscal cliff, and how much of a drag on GDP it’s going to be, and then the backup to that is how much will it affect hotel room demand, because hotel room demand has been cruising along pretty well—very well, actually, compared to GDP performance. And that’s just an unknown, you know, that’s a political decision that’s got to be made sometime in the not-too-distant future, and there’s probably a lot of other people that could speculate on that better than we could. But there’s definite that that drag on GDP could be anywhere from 0%, 1.5%, to 3%, depending upon all different type of scenarios. But at least right now, overall in the industry, we don’t see that affecting the industry, and—we just don’t see it yet. Doesn’t mean it won’t.

All that being said, we are, you know, particularly focused on costs, and especially labor. And we set our labor schedules very short term, so we can flex them, and we will look at the upcoming week, or few weeks, or months, and adjust our labor accordingly. And so you can expect that if the revenues do soften a little bit, that we’ll be very responsive. Those responsive efforts are usually done much quicker and better by our affiliate Remington, and the brands take longer to convince them that they should shift gears and adjust course. So if something like that happens, I think you’ll see that our Remington-managed portfolio can adjust and will adjust immediately, and the brands just take longer as we’ve got to convince them that they need to start cutting back.

Participant 1:
Okay, that’s helpful, and then just one quick follow-up here. I know in 3Q business investments tend to turn negative. Does that concern you at all, or—from what you just said it sounds like you’re not seeing any indication that that negative turn in business (inaudible) is leading to a slowing in demand, you know, to start the fourth quarter.

Monty Bennett:
We haven’t seen it. The overall economic indicators are fairly mixed, and they just continue to stay mixed. And as you know, Ryan, the hotel industry is typically a laggard to overall GDP. And so whatever GDP does, it shows up a couple of quarters later in hotel demand. And so it would be natural that if that decline were to affect hotel demand, that it wouldn’t affect it yet. And we’re not seeing it.

Participant 1:	Fair enough. All right, and I’ll get back in the queue with anything else. Thanks a lot.

Monty Bennett:	Thank you.

Participant 2:
Thank you. Good morning, everyone. I just had a, I guess a little bit of a follow-up, related to, you know, guidance. But has your own view changed at all, if you were giving guidance, is your outlook for the year a little bit lower than it was three months ago?

Monty Bennett:
We just can’t comment on it. We just can’t comment on guidance for our own portfolio. Regarding the industry, the industry seems to be doing well. So we don’t see any, you know, big changes or movement. But again for our own portfolio, we just aren’t in the habit of providing guidance. We just don’t find it constructive, because we find that analysts and investors and even the management team are more concerned about hitting one specific number of another, rather than focusing on operations and improving performance. And as you can see, lining up our performance against our peers, both this quarter, and year-to-date, and even historically, our team continues to post just really great numbers on flow-throughs, EBITDA growth, and the like. So, wish I could answer more of that for you.

Participant 2:	No, that’s fine. Do you try and look at your portfolio as geographically representative of the country as a whole, but with planned or hopes (ph) to outperform?

Monty Bennett:
You know, historically we have focused our portfolio as trying to be fairly representative of the entire industry, so that our RevPAR performance didn’t veer materially. Over the past couple of years that hasn’t been the case as much, because in its recovery, we found that upper upscale hotels, especially in the last year or so, have been one of the underperforming segments. And we believe that’s due to the fact that, while transient rebounded quickly after the falloff in ’07, ’08, Group is still just slow coming back. It is just slow. And all the additional monies that are spent with Groups—SMB (ph) add-ons, et cetera, it’s just slower. And so, it’s interesting, as you see a hotel, because you’ll find midscale hotels are doing very well, and luxury hotels are starting to rebound very well, and they’re starting to rebound because they’re able to cut their price and steal all the Group that’s out there. And so that leaves upper upscale hotels, like Marriotts and Hiltons and the like, which we and most of our competitors in the REIT space own, struggling a little bit more on the Group side. And whenever we can get a good solid Group base, like we did in D.C. at a couple hotels this quarter, then we can really knock it out of the park, because we can (inaudible) manage that transient business. So that is our desire, and never would I have thought that having high quality, upper upscale hotels would cause us to underperform the overall industry for the past year or two. But that has been the case, and has been the case for our competitors—look at the RevPAR growth for our competitors and ourselves compared to the overall industry, the publicly traded REITs, by and large, have underperformed. Hopefully, that’ll start to change as the Group demand solidifies and absorbs all the addition—new supply addition, and we start to get some traction on the Group side. But it’s just a slow process coming.

Participant 3:
Thank you. First is, your comments on D.C., it seemed like a quarter ago your body language was a little bit more, talking about how that might be difficult to come back over the next year or two, there was some empty office space, so I’m just wondering, with the outperformance in this quarter, if there was something kind of one-time that drove that? I know you mentioned your Crystal City was better than overall D.C., but your tone seems a little different than a quarter ago, so I wanted to ask about that. And then, I’ve got a question after that, as well.

Monty Bennett:
Sure. My tone on D.C. still remains over the next year or two, in that we finally are in a position of very little net new supply in the D.C. area, and demand’s going to slowly grow out there, depending on what the Federal government does with their expenditures. And we seem to be at the bottom of the office space absorption with the BRAC closing process out in Crystal City. And so we’re going to be on a long trend improving out there, but it’s just going to take some time. That said, off to the side, if you have a quarter where you have a good Group month, well then you can do well. And this quarter we happened to do pretty well at the Marriott Crystal City with some nice Groups, and at the Capitol Hilton, and a little bit at the Melrose Hotel with some nice Groups. And so it just depends on whether you can get some good Group base, and the stars and moons happened to align in the third quarter for some good Groups, and we will have a nice quarter going forward if we can get that Group in there. But as you know about Group, it’s a body. Sometimes you can get a great quarter, sometimes you can’t. In stronger times, you can offset that with more transient, but with the condition of D.C. market, that's just much harder to do. So we see gradual improvement in the D.C. market and in our hotels, but I think you'll see a little—a few bounces along the way.

Participant 3:
Okay, great, that’s helpful, thanks. My other question is, I was going to ask about kind of a gap between the Legacy and Highland portfolios. You mentioned it was the East Coast exposure and hurricane Irene last year, and I guess that was kind of suggesting that hurricane Irene had actually been a positive for you last year. So I guess in light of Hurricane Sandy, I wonder if you could comment at all on what the impact that you've seen or that you expect from that for Q4?

Monty Bennett:
Sure. A good question, and I should have included it in my script. But regarding Sandy, it looks like our damage—physical damage looks to be under a $1 million. Now these reports are still coming in and so we could get a surprise from somewhere as the damage reports go through the managers and back to us. But we think that damage is going to be fairly modest. We're calculating the revenue loss at about $3 million. Now, that could grow a little bit, because we still have a couple of properties without power, our Hyatt Long Island and our Courtyard Basking Ridge in New Jersey. So that could continue to rise. However, we've already offset some of that revenue loss with incremental business from people having to stay at our hotels because their homes are without power or because of construction crews, no light coming through. And that's been a pickup so far of about $0.5 million. And we expect that to grow, certainly more materially than we expect the BI (ph) to grow; on the revenue loss I should say.

We are making application with our carriers to recover this lost business. It's a very technical process about what qualifies and what doesn't, but right now we're kind of ballparking it as maybe we'll get about half of that back, of the $3 million we lost, in insurance reimbursements. So that's about where we are on Sandy. And it could ultimately be a net increase. We will have to see how much incremental business we can pick up.

Participant 3:	And last year was Irene an incremental positive?

David Kimichik:
It was an incremental positive. And in comparison to—I mean our Highland assets that are East Coast concentrated, they had that comparison, and didn't performed as well, comparably, because Irene was a net positive for us.

Participant 3:
So is there—and maybe this is obvious but I—is there something that you're seeing with this year that would make it not as—not a net positive, or is it just that, you know, more business travel would have been taking place in October versus, you know, August, last year, and that the kind of business that's disrupted is more valuable this year?

Monty Bennett:
It's just hard to say. You know, a lot of it is trying to estimate how many people, say, are without power and need to come and stay in our hotels and for how long, and that's just hard to predict, right? You know, how long does it take for people to get power back up in their homes for one storm versus another. The longer they're without power, the longer they stay with us. And also how close our hotels happen to be to areas that need to be rebuilt, and construction, and that just depends on what kind of construction crew. So I wish I could give you a little guidance on it, but it's just hard to say. It's just too early.

Participant 3:	Okay, I appreciate that. I’m still without power, I wish you guys were right nearby here.

Monty Bennett:	Come stay in one of our hotels.

Participant 4:
Monty, I have a question about margin growth and flow-through. You've had extraordinary results, really, in both portfolios, but particularly so in the Highland portfolio of late. How long can that go on, and what should we expect this kind of normalized flow-through when you're done with kind of excess cost cutting?

Monty Bennett:
Yes, normalized flow-through—as you know our internal target is about 50%, and that's what we target, and that's what we'd hope for. Revealing when we'd get to that 50% flow-through is probably little more guidance than I'm comfortable saying. But maybe one comment that we're pleasantly surprised that we've been able to continue to get those flow-throughs up through this date. At the outset, I would have thought that we would have wrung all out by now, but our crews continue to do well in wringing those flow-throughs out.

Participant 4:
Okay, that’s a little bit of color, I appreciate that. And can you also just talk a little bit about Highland in terms of exit strategy, both yours and your partners’? What's the longer term—what’s the time horizon for Prudential and what’s sort of your longer term thought on that Portfolio?

Monty Bennett:
Sure. We like the assets. There is always a few that we'd like to peel off, but generally we'd like to hold the assets for the longer term. These assets are in the fund of Prudential's, that's not a long term—they hold these kinds of investments for maybe four years, five years. And so I'd expect in, you know, a couple, three years Prudential would be interested in trading out of their 28% position. They know that we'd be interested in buying it, and so I imagine in a couple of years, we'll start having a dialog about that, about doing something along those lines.

Participant 4:	Do you have some pre-negotiated buy-sell terms?

Monty Bennett:	No, this will be just negotiated at the time.

Participant 4:	Okay, thank you.

Participant 5:	Hey, gentlemen. Couple of questions—one, did I hear you correctly that you said PKF has got their RevPAR forecast accelerating from six and change to eight and change next year?

Monty Bennett:	Yes. I’m sorry—from accelerating from 215 to 214.

Participant 5:
Oh, okay. And then the second question, sort of along the lines of some of the earlier questions. When you look at your business, and are trying to gauge, you know, whether the conditions are continuing with their strength, or they’re starting to fray a little bit at the edges. What are some of the sort of proverbial canaries in the coal mine you look for at the asset level? What are some of the first things that show up when business starts to soften up, that you're on guard for right now? Thanks.

Monty Bennett:
Sure. The canary in the coal mine is really how the overall economy is doing, because our business lags the overall economy. And so those indicators are usually not within our portfolio as much as they are in all the public stats that are out there, GDP and the like. So again, since we're a laggard industry, we can see it coming in that direction.

As far as within our own portfolio and business, you'll see people being a little more reluctant to book Group, and maybe shortening the booking window. And as far as impact on transient, many times you won't see really material impacts on those pickups for a week or two out. So the trend is very difficult to forecast very far in advance.

Participant 5:
And I know you guys do a lot of industry research. How do you sort of think about the fact that this industry is able to produce demand, you know, sort of in excess of GDP growth, right now. Are there particulars about this economy, and where the strength is that is helping it produce more hotel demand, or is this still just residuals from, you know, recovering from a very deep down cycle?

Monty Bennett:
Sure. I think it has to do with the way this recovery has been. You know, overall, the unemployment rate is about 8% or even higher, depending upon how you measure it, but if you're a post-graduate student, the unemployment rate is 2.5%. If you're a college grad, it's 4%. If you've got a high school diploma only, it's 10% and if you have no high school diploma it's 20%. So there is a huge diversity in the unemployment rates depending upon education levels.

And so the people that travel, both on a corporate basis and that have discretionary dollars, are people that are more highly educated and have more disposable income. And so those people in this economy are really doing, okay. It’s the folks that make a lot less, and that are further down on the economic chain, that are not doing so well, and that are really pulling the unemployment rate to the higher end. But those people just simply don't travel. And we think that that is what's going on here.

Participant 5:	Okay, thanks a lot.

END